POWER OF ATTORNEY

I, the undersigned Trustee of EAGLE SERIES TRUST, a Massachusetts business trust (the “Trust”), hereby severally constitute and appoint each of SUSAN L. WALZER, RICHARD J. ROSSI, CAROLYN K. GILL and KATHY KRESCH INGBER, my true and lawful attorney-in-fact with full power to sign for me in my capacity as Trustee the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any amendments thereto of the Trust and all instruments necessary or desirable in connection therewith, hereby ratifying and confirming my signature as it may be signed by said attorney to any and all amendments to said Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this instrument has been signed below by the following in my capacity and on the 14th day of November, 2014.

/s/ Keith B. Jarrett
Keith B. Jarrett
Trustee

/s/ Lincoln Kinnicutt
Lincoln Kinnicutt
Trustee

/s/ William J. Meurer
William J. Meurer
Trustee

/s/ Liana O’Drobinak
Liana O’Drobinak
Trustee

/s/ James L. Pappas
James L. Pappas
Trustee

/s/ Deborah L. Talbot
Deborah L. Talbot
Trustee